                                                                   Exhibit 10.34


Letter Agreement, dated February 2, 1999, from Memry Corporation to James L. Proft.

                               February 2, 1999


Mr. James L. Proft
2 Williams Lane
Foster City, CA 94404

Dear Jim:

     It is with regret we are having to advise you of your separation from employment with the Memry Corporation. Below, please find information relating to your severance package:

     Accumulated Vacation/Sick Time (days):
     -------------------------------------
                                                               Vacation    Sick
                                                               --------    ----

          Balance through Jan. 31, 1998                          +27.67   +10.00

          SUMMARY:
               27.67 Vacation Days
               10.00 Sick Days
               -----
               37.67 Days                    = $23,180.61

     Severance:
     ---------
          26 Weeks Severance
          This amount will be paid over
          the next twenty-six weeks in
          accordance with our normal
          policy                             = $80,000.05
                                               ----------
               Remuneration to You            $103,180.66

     Out Placement Fee:
     -----------------
          Engagement of professional out
          placement services offered and
          paid for by Memry                  = $ 7,000.00
                                               ----------
               Complete severance package     $110,180.66

     We will continue medical and dental insurance for you and your family for the term of your twenty-six (26) week disengagement period or until you become covered under an alternative plan, as provided elsewhere.

     As a reminder, you have various stock options you may elect to exercise within ninety (90) days from the date hereof. Below please find necessary information:

                              Option         Number
          Option Date         Price          of Options     Exercisable
          -----------         ------         ----------     -----------

          July 1, 1996         $1.59             20,000          13,333
          Dec. 5, 1996         $1.78             25,000          16,666
          June 1, 1998         $4.00             28,000             -0-

     Also, as you know, you currently have a 401(K) account through Memry Corporation's 401(K) Plan. You may elect to remove these funds and place them in another "entity" which would accept these monies (an IRA type account at a financial and/or insurance institution or another 401(K) plan which accepts rollovers).

     In addition to encouraging you to take full advantage of services provided by Gustavo Rabin, Ph.D. of Skyline Consulting International, we are willing to continue payment for assistance you may find helpful from Jerry Fletcher's High Performance workshops. With regard to Jerry Fletcher, we will consider funding up to another $1,000.00 if you feel his continuance would be helpful.

     Jim, we have a sincere desire to have this change remain amicable. To this end, we believe we have structured your disengagement package in a constructive manner, maximizing opportunities for helping you in the months ahead. On a personal level, both Jim and I will make ourselves available to assist you in any appropriate way and we truly look forward to having such opportunity.

     Additional "housekeeping" necessitates our asking you to return your company credit cards, all keys to company property/offices and files and any company computer or other equipment in your possession. Perhaps you should contact me tomorrow so we can arrange for you to collect any personal belongings remaining at the office.

     Jim joins with me in wishing you the best of luck in your future endeavors.

                                   Very truly yours,

                                   /s/ William H. Morton

                                   William H. Morton
                                   Senior Vice President & C.O.O.